Exhibit 99.1

Ooma Reports Second Quarter Fiscal Year 2018 Financial Results

PALO ALTO, California, August 24, 2017 - Ooma, Inc. (NYSE: OOMA), a smart communications platform for small businesses and consumers, today released financial results for the second quarter ended July 31, 2017.

Second Quarter Fiscal 2018 Financial Highlights:

•

Revenue: Total revenue was $28.2 million, up 11% year-over-year. Subscription and services revenue increased 12% year-over-year to $25.2 million, driven by 62% growth of Ooma Office subscription and services revenue. Product and other revenue decreased 3% year-over-year to $3.0 million, and was 11% of total revenue.

•

Net Loss: GAAP net loss was $3.6 million, or $0.20 per basic and diluted share, compared to GAAP net loss of $3.3 million, or $0.19 per basic and diluted share, in the second quarter of fiscal 2017. Non-GAAP net loss was $0.4 million, or $0.02 per basic and diluted share, compared to non-GAAP net loss of $0.9 million, or $0.05 per basic and diluted share, in the second quarter of fiscal 2017.

•	Adjusted EBITDA: Adjusted EBITDA was ($0.1) million for the second quarter of fiscal 2018 compared to ($0.5) million in the prior year period.

For more information about non-GAAP net loss and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“We are pleased to report what we believe is industry leading growth in our core segments of small business and residential, which grew subscription services revenues 62% and 11%, respectively,” said Eric Stang, chief executive officer of Ooma. “We are also excited to have launched Ooma Office for WeWork in Australia and to launch it soon in the UK.  Our subscription and services revenue for Office and Telo combined once again grew 20% versus a year ago, driven by consistent execution.  We also achieved positive operating cashflow, while investing significantly for future growth including geographic and product line expansion.”

Business Highlights:

•	Expansion of Ooma Office into Australia as a provider of cloud-based phone service for WeWork
•

Expansion of Ooma Office support to more than 20 users, scaling small businesses of any size, from self-employed to hundreds of employees, with a phone service that we believe is the most flexible and affordable for any business environment

•	IP phone support for cloud-only Ooma Office for Mobile users
•	Per our estimates Ooma customers have now collectively saved over $1.5 billion dollars, compared to what they would have paid to traditional providers

Business Outlook:

For the third quarter fiscal 2018, Ooma expects to report:

•	Total revenue between $27.8 million to $28.3 million, which reflects the sale and transition out of Business Promoter
•	GAAP net loss in the range of $3.5 million to $4.0 million, non-GAAP net loss in the range of $0.4 million to $0.8 million
•

GAAP net loss per share in the range of $0.19 to $0.21, non-GAAP net loss per share in the range of $0.02 to $0.04 based on approximately 18.8 million basic and diluted weighted average common shares outstanding

For the full fiscal year 2018, Ooma expects to report:

•	Total revenue in the range of $113.0 million to $114.0 million, which reflects the sale and transition out of Business Promoter
•	GAAP net loss in the range of $13.3 million to $14.6 million, non-GAAP net loss in the range of $1.5 million to $2.3 million
•

GAAP net loss per share in the range $0.72 to $0.79, non-GAAP net loss per share in the range of $0.08 to $0.12 based on approximately 18.6 million basic and diluted weighted average common shares outstanding

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted earnings per share to non-GAAP basic and diluted earnings per share guidance for the third fiscal quarter and the fiscal year ending January 31, 2018 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	October 31, 2017	January 31, 2018
	(unaudited)
GAAP Net Loss	($3.5)-($4.0)	($13.3)-($14.6)
Stock-based compensation and related taxes	3.0-3.1	11.5-12.0
Amortization of intangibles	0.1	0.3
Non-GAAP Net Loss	($0.4)-($0.8)	($1.5)-($2.3)

Basic and Diluted Net Loss per Share on a GAAP basis	($0.19)-($0.21)	($0.72)-($0.79)
Stock-based compensation and related taxes	0.16	0.62-0.65
Amortization of intangibles	0.01	0.02
Basic and Diluted Net Loss per Share on a Non-GAAP basis	($0.02)-($0.04)	($0.08)-($0.12)
Weighted-average number of shares used in per share amounts:
Basic and diluted	18.8	18.6

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, August 24, 2017. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 233-4456, using conference ID “Ooma Second Quarter.” International parties can access the call by dialing +1 (647) 689-4135, using conference code ID “Ooma Second Quarter.”

The webcast will be accessible on Ooma’s investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Tuesday, August 29, 2017. To access the replay, parties in the United States and Canada should call +1 (800) 585-8367 and enter conference code 62290900. International parties should call + 1 (416) 621-4642 and enter conference code 62290900.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other income, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense and related taxes and amortization of intangibles.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma’s core operating performance, and are used by the company’s management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company’s performance by facilitating a meaningful comparison of the company’s core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, filed with the SEC on June 6, 2017. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, which offers cloud-based telephony, internet security, home security and other connected services. Ooma combines PureVoice™ HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. The company has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available in stores and online from leading retailers. For more information about Ooma, please visit www.ooma.com or follow us on Twitter, LinkedIn or Facebook.

Ooma, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

Soohwan Kim, CFA

The Blueshirt Group for Ooma, Inc.

Matthew S. Robison
Director of IR and Corporate Development
Ooma, Inc.

ir@ooma.com

(650) 300-1480

OOMA, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	July 31,	January 31,
	2017	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,433	$3,990
Short-term investments	43,370	49,211
Accounts receivable, net	4,258	4,714
Inventories	6,831	5,830
Deferred inventory costs	1,196	1,620
Prepaid expenses and other current assets	1,850	1,891
Total current assets	67,938	67,256

Property and equipment, net	4,496	4,176
Intangible assets, net	373	537
Goodwill	1,117	1,117
Other assets	168	252
Total assets	$74,092	$73,338

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,262	$5,857
Accrued expenses	11,450	11,579
Deferred revenue	15,585	15,521
Total current liabilities	34,297	32,957

Other liabilities	498	561
Total liabilities	$34,795	33,518

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	124,140	117,639
Accumulated comprehensive loss	(20)	(11)
Accumulated deficit	(84,825)	(77,810)
Total stockholders' equity	39,297	39,820
Total liabilities and stockholders' equity	$74,092	$73,338

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Revenue:
Subscription and services	$25,206	$22,417	49,306	43,907
Product and other	2,981	3,077	6,459	6,046
Total revenue	28,187	25,494	55,765	49,953

Cost of revenue:
Subscription and services	7,814	7,444	15,563	14,715
Product and other	3,792	3,501	7,588	7,040
Total cost of revenue	11,606	10,945	23,151	21,755
Gross profit	16,581	14,549	32,614	28,198

Operating expenses:
Sales and marketing	9,245	8,578	18,399	16,673
Research and development	7,263	5,839	13,884	11,580
General and administrative	3,865	3,545	7,621	7,400
Total operating expenses	20,373	17,962	39,904	35,653
Loss from operations:	(3,792)	(3,413)	(7,290)	(7,455)
Other income (expense):
Interest income (expense), net	136	100	258	164
Other income (expense), net	33	(27)	17	(5)
Net loss	$(3,623)	$(3,340)	$(7,015)	$(7,296)

Net loss per share of common stock:
Basic and diluted	$(0.20)	$(0.19)	$(0.38)	$(0.42)
Weighted-average number of shares used in per share amounts:
Basic and diluted	18,360,560	17,280,985	18,246,457	17,180,671

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(3,623)	$(3,340)	$(7,015)	$(7,296)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	3,120	2,399	6,091	4,873
Depreciation and amortization	552	433	1,095	822
Amortization of intangibles	81	85	164	182
Other non-cash income, net	—	(3)	—	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	184	544	456	1,131
Inventories	153	(656)	(1,001)	447
Deferred inventory costs	170	(196)	424	(24)
Prepaid expenses and other assets	46	327	135	217
Accounts payable and accrued expenses	477	286	1,049	(1,087)
Other liabilities	—	(2)	(3)	(22)
Deferred revenue	107	784	37	176
Net cash provided by (used in) operating activities	1,267	661	1,432	(584)
Cash flows from investing activities:
Purchases of short-term investments	(15,103)	(13,855)	(20,544)	(33,115)
Proceeds from maturity of short-term investments	15,473	8,450	25,333	10,950
Proceeds from sale of short-term investments	450	3,016	900	3,016
Purchases of property and equipment	(484)	(709)	(1,063)	(1,030)
Net cash provided by (used in) investing activities	336	(3,098)	4,626	(20,179)
Cash flows from financing activities:
Repayment of debt and capital leases	—	—	—	(628)
Payment of acquisition related earn-out	—	—	—	(100)
Shares repurchased for tax withholdings on vesting of restricted stock units	(203)	—	(503)	—
Proceeds from issuance of common stock related to employee stock benefit plans	25	167	888	790
Net cash (used in) provided by financing activities	(178)	167	385	62
Net increase (decrease) in cash and cash equivalents	1,425	(2,270)	6,443	(20,701)
Cash and cash equivalents at beginning of period	9,008	8,982	3,990	27,413
Cash and cash equivalents at end of period	$10,433	$6,712	$10,433	$6,712

OOMA, INC

Reconciliation of Non-GAAP Financial Measures

Impact of Non-GAAP Adjustments on Reported Net Loss

(Amounts in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Revenue	$28,187	$25,494	$55,765	$49,953
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
GAAP Gross Profit	$16,581	$14,549	$32,614	$28,198
Stock-based compensation and related taxes	348	243	670	478
Amortization of intangibles	40	42	80	82
Non-GAAP Gross Profit	$16,969	$14,834	$33,364	$28,758

Gross Margin on a GAAP basis	59%	57%	58%	56%
Gross Margin on a Non-GAAP basis	60%	58%	60%	58%

Reconciliation of Operating Loss on a GAAP Basis to Operating Loss on a Non-GAAP Basis:
GAAP Operating Loss	$(3,792)	$(3,413)	$(7,290)	$(7,455)
Stock-based compensation and related taxes	3,146	2,399	6,164	4,873
Amortization of intangibles	81	85	164	182
Non-GAAP Operating Loss	$(565)	$(929)	$(962)	$(2,400)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP Net Loss	$(3,623)	$(3,340)	$(7,015)	$(7,296)
Stock-based compensation and related taxes	3,146	2,399	6,164	4,873
Amortization of intangibles	81	85	164	182
Non-GAAP Net Loss	$(396)	$(856)	$(687)	$(2,241)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and Diluted Net Loss per share on a GAAP Basis	$(0.20)	$(0.19)	$(0.38)	$(0.42)
Stock-based compensation and related taxes	0.17	0.14	0.33	0.28
Amortization of intangibles	0.01	—	0.01	0.01
Basic and Diluted Net Loss per share on a Non-GAAP Basis	$(0.02)	$(0.05)	$(0.04)	$(0.13)

Reconciliation of Net Loss to Adjusted EBITDA:
Net Loss	$(3,623)	$(3,340)	$(7,015)	$(7,296)
Reconciling items:
Interest and other (income) expense, net	(169)	(73)	(275)	(159)
Depreciation and amortization	494	387	962	734
Amortization of intangibles	81	85	164	182
Stock-based compensation and related taxes	3,146	2,399	6,164	4,873
Adjusted EBITDA	$(71)	$(542)	$—	$(1,666)

Depreciation and amortization applied to Adjusted EBITDA reconciliation excludes amortization related to financing/other income.